UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 21, 2024

CRACKER BARREL OLD COUNTRY STORE, INC.

(Exact Name of Registrant as Specified in its Charter)

Tennessee	001-25225	62-0812904
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Hartmann Drive, Lebanon, Tennessee 37087

(Address of Principal Executive Offices) (Zip code)

(615) 444-5533

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.01) Rights to Purchase Series A Junior Participating Preferred Stock (Par Value $0.01)	CBRL	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company’s 2024 annual meeting of shareholders (the “Annual Meeting”) was held on November 21, 2024. On November 25, 2024, First Coast Results, Inc., the inspector of election for the Annual Meeting (“First Coast”), delivered its certification of final voting results for the Annual Meeting to the Company. The final voting results reflect that a total of 17,720,963 shares of the Company’s common stock, out of a total of 22,204,312 shares of common stock outstanding and entitled to vote as of September 27, 2024, the record date, were present in person or represented by proxies at the Annual Meeting, and that the results for each proposal presented to the shareholders at the Annual Meeting are as set forth below:

Management Proposals:

1. Election to the Board of Directors of ten of the following twelve director nominees:

	For	Withheld
Company’s Recommended Nominees:
Carl T. Berquist	11,482,284	5,053,873
Jody L. Bilney	16,176,219	363,822
Meg G. Crofton	11,112,721	5,423,423
Gilbert R. Dávila	16,180,796	359,327
John Garratt	16,243,249	296,896
Cheryl Henry	16,237,478	299,439
Julie Masino	16,170,416	366,641
Gisel Ruiz	16,184,145	352,706
Darryl L. Wade	16,225,510	311,477
Michael W. Goodwin	16,094,130	440,471
Biglari Nominees Not Recommended by the Company:
Milena Alberti-Perez	3,540,923	12,993,407
Sardar Biglari	3,192,413	13,342,359

The following ten directors were elected at the Annual Meeting: Carl T. Berquist, Jody L. Bilney, Meg G. Crofton, Gilbert R. Dávila, John Garratt, Michael W. Goodwin, Cheryl Henry, Julie Masino, Gisel Ruiz and Darryl L. Wade. In addition, First Coast has advised the Company that there were zero broker non-votes on proposal 1.

2. Approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in the Company’s 2024 proxy statement (“say-on-pay”):

For	Against	Abstentions
13,253,499	*2,987,575	352,390

*	The Company’s proxy solicitor, Okapi Partners LLC (“Okapi”), has informed the Company that Okapi determined that certain entities affiliated with Sardar Biglari (collectively, “Biglari”) voted approximately 2 million shares against this proposal.

The proposal was approved. First Coast has advised the Company that there were zero broker non-votes on proposal 2.

3. Approval of the Company’s shareholder rights agreement:

For	Against	Abstentions
12,221,302	*4,194,353	177,808

*	Okapi has informed the Company that Okapi determined that Biglari voted approximately 2 million shares against this proposal.

The proposal was approved. First Coast has advised the Company that there were zero broker non-votes on proposal 3.

4. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the Company’s 2025 fiscal year:

For	Against	Abstentions
17,113,423	382,780	224,760

The proposal was approved. First Coast has advised the Company that there were zero broker non-votes on proposal 4.

Shareholder Proposal:

5. Consideration of a shareholder proposal requesting, on an advisory basis, that the Company disclose targets for reducing greenhouse gas emissions:

For	Against	Abstentions
5,450,916	8,759,815	2,382,732

The proposal was not approved. First Coast has advised the Company that there were zero broker non-votes on proposal 5.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 25, 2024	CRACKER BARREL OLD COUNTRY STORE, INC.

	By:	/s/ Richard M. Wolfson
	Name:	Richard M. Wolfson
	Title:	Senior Vice President, General Counsel and Corporate Secretary